INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

To the Board of Directors
HeavenExpress.com, Inc.

April 15, 2003

Gentlemen:

We hereby consent to the use of our audit report of HeavenExpress.com, Inc. dated March 3, 2003 for the year ended December 31, 2002 in the Form 10-KSB of HeavenExpress.com, Inc. dated April 15, 2003.





/s/ Bongiovanni & Associates
----------------------------
Bongiovanni & Associates